Exhibit 99.1

Profire Energy Announces Resignation of Board Member
Stephen E. Pirnat informed Profire that he will not stand for re-election at the end of his current term.

LINDON, Utah, July 22, 2016 - Profire Energy, Inc. (Nasdaq:PFIE), a technology company, which creates, installs, and services burner and chemical management solutions in the oil and gas industry, received notice from board member Mr. Stephen Pirnat that he will not stand for re-election at the end of his current term.

"On behalf of our board of directors, I want to thank Mr. Pirnat for his service to Profire and wish him the best in his endeavors,"  stated Brenton Hatch, Profire's CEO and Chairman.  Mr. Pirnat, who is currently the Chairman and CEO of ClearSign Combustion Corp. (NASDAQ:CLIR), will continue to serve as member of the board until Profire's 2016 annual shareholder meeting.

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner and chemical management systems are becoming part of their solution. Profire Energy has offices in Lindon, Utah; Shelocta, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.ProfireEnergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, Mr. Pirnat's intention to serve on the board for the remainder of his term. All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Tanner Lamb, Finance and Investor Relations
(801) 796-5127